UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2024

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On October 25, 2024, Uniti Group LP, Uniti Fiber Holdings Inc., Uniti Group Finance 2019 Inc., and CSL Capital, LLC (together, the “Issuers”) announced the mandatory exchange date of the Issuer's 10.50% Senior Secured Notes due 2028 (the “Notes”) issued pursuant to the indenture dated May 17, 2024, as amended and supplemented as of the date hereof (the “Indenture”), among the Issuers, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent (the “Trustee”). Pursuant to the terms of the Indenture, the Notes will be exchanged for 10.50% Senior Secured Notes due 2028 issued as “additional notes” under the indenture dated February 14, 2023, as amended and supplemented as of the date hereof (the “2023 Indenture”), among the Issuers, the guarantors party thereto and the Trustee. The additional notes will be part of the same series as the existing 10.50% Senior Secured Notes due 2028 issued under the 2023 Indenture and will have the same CUSIP numbers as, and be fungible with, the notes issued under the 2023 Indenture. The date of the mandatory exchange will be November 1, 2024. No action or consent by the holders of the Notes is necessary to effect the mandatory exchange.

This Current Report on Form 8-K does not constitute notice of the exchange of the Notes. Holders of the Notes should refer to the notice of exchange to be delivered to the registered holders of the Notes by the Trustee.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2024	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President - General Counsel and Secretary